UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)  April 9, 2010

First Hartford Corporation
(Exact name of registrant as specified in its charter)

Maine	0-8862	01-00185800
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

149 Colonial Road, Manchester, Connecticut	06040
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code  (860) 646-6555

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[    ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[    ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[    ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-(b))

[    ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Financial Obligation Matter

Item 2.03 – Creation of a Direct Financial Obligation or an obligation under an Off Balance Sheet arrangement of a Registrant.

Connolly and Partners, LLC (a 75% owned subsidiary of the Company) is a 49% owner of a limited liability company (Clarendon Hill Somerville, LLC) which owns ..01% of and is the general partner of a partnership (Clarendon Hill Somerville Limited Partnership) that acquired a 501 unit apartment complex on April 9, 2010.  The property was purchased for approximately $20,728,000 by assuming existing debt totaling $20,385,000 plus a cash payment.  The previous owner has been given a 51% interest in Clarendon Hill Somerville, LLC.  Connolly and Partners, LLC however, is the managing member.

The cost of a construction contract of approximately $20,853,000 for the rehabilitation of the project by EH&NU, Inc. (a wholly owned subsidiary of the Company) is included in the total budget.

The Limited Partners are investing approximately $12,350,000 and will receive all but one, one hundredth of the Low Income Housing Tax Credits.

The total use of funds required for this project amounts to approximately $62,126,000.00.  These funds are allocated to be used as follows:

Acquisition Cost	$20,728,000
Construction Contract	20,853,000
Construction Contingency	2,086,000
Professional Fees	2,100,000
Construction Interest & Financing Fees	3,671,000
Real Estate Taxes and Insurance	1,227,000
Other Cost	1,170,000
Soft Cost Contingency	632,000
Capitalized Reserves	5,459,000
Developer Fee	4,200,000
$62,126,000

The source of funds for the above items are as follows:

Assumed Debt	$20,385,000
Equity of Limited Partners	12,350,000
Mass Housing Finance Agency (MHFA)	21,400,000
Capital Improvement Preservation Fund	2,000,000
Operating Income From Property	3,610,000
Property Reserves borrowed from Seller	1,460,000
Grants	436,000
Deferred Development Fee	300,000
Transfer of Tax and Insurance Escrows	185,000
$62,126,000

Connolly and Partners, LLC will reserve a development fee of $4,200,000 of which $300,000 will be deferred to fund a projected shortfall in the total source of funds.  The balance of the fee is not payable until January 2012 at the earliest.

FHRC Management Corp. (a wholly owned subsidiary of the Company) will receive a onetime $300,000 special management fee which will be utilized to fund part of a construction guarantee requirement.

The main pieces of the financing are the assumption of approximately $15,300,000 mortgage which will self amortize in December 2030 with an interest rate of 5.59% plus mortgage insurance of .50%.  A new mortgage from MHFA in the amount of $21,400,000 bears interest of 6.03% plus mortgage insurance of .45%.

The balance of the loans and interest are not due until maturity.  Interest ranges from 1-5 ½%.

There is a completion assurance agreement in which both the Company and Neil Ellis (the President of the Company) guaranteed completion of the renovation.  The Guarantee is in the amount of $1,042,640.  Additionally, with the consent of the non controlled member of CP Associates, LLC certain marketable securities and cash of CP Associates with a market value of approximately $1,250,000 have been used as collateral for a bank Letter of Credit of $819,920 which was part of the collateral for the completion assurance agreement.  The excess over the $819,920 is being utilized as collateral on the corporate guarantee.

FHRC Management will continue on as the property manager and receive a 4% management fee on rents collected.

SIGNATURES

April 23, 2010

First Hartford Corporation

/s/ Stuart I. Greenwald
     Stuart I. Greenwald
     Treasurer and Secretary